Exhibit 99.1

Caliber Announces Pricing of the Public Offering Units

SCOTTSDALE, Ariz., April. 17, 2025 – Caliber (NASDAQ: CWD; “CaliberCos Inc.”), a real estate investor, developer, and asset manager, CaliberCos Inc. (Nasdaq: CWD) (“Caliber” or the "Company"), today announced the pricing of its underwritten public offering of total units for gross proceeds of approximately $900,000, prior to deducting underwriting discounts and commissions and offering expenses.

The offering is comprised of 2,400,000 units, priced at a public offering price of $0.375 per unit, with each unit consisting of one share of Class A common stock and one right to acquire one-fifth (1/5th) of one share of Class A common stock.

Caliber intends to use the net proceeds from the Offering to repay debt and for working capital and general corporate purposes.

All of the securities are to be sold by Caliber. The offering is expected to close on or about April 21, 2025, subject to satisfaction of customary closing conditions.

Craft Capital Management, LLC acted as the sole book-running manager and underwriter for the offering.

The securities are being offered by Caliber pursuant to a Registration Statement on Form S-3, which was previously filed and declared effective by the SEC, and Caliber has filed a preliminary prospectus supplement and accompanying prospectus relating to and describing the terms of the offering with the SEC. A final prospectus supplement and accompanying prospectus relating to the offering will also be filed with the SEC. These documents can be accessed for free through the SEC’s website at www.sec.gov.

When available, copies of the final prospectus supplement and the accompanying prospectus relating to this offering may also be obtained from the offices of Craft Capital Management LLC, 377 Oak Street, Lower Concourse, Garden City, NY 11530.

This press release does not constitute an offer to sell or a solicitation of an offer to buy, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation, or sale would be unlawful before registration or qualification under the securities laws of that state or jurisdiction.

About Caliber (CaliberCos Inc.)

With over $2.9 billion in Managed Assets, Caliber’s 16-year track record of managing and developing real estate is built on a singular goal: to make money in all market conditions, specializing in hospitality, multi-family residential, and multi-tenant industrial. Our growth is fueled by performance and a key competitive advantage: we invest in projects, strategies, and geographies that global real estate institutions often overlook. Integral to this advantage is our in-house shared services group, which gives Caliber greater control over our real estate and enhanced visibility into future investment opportunities..

Forward-Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” "will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in t reports filed by the Company with the SEC. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

CONTACTS:

Caliber:

Victoria Rotondo

+1 720-289-1875

Victoria.rotondo@caliberco.com

Investor Relations:

Lisa Fortuna

Financial Profiles

+1 310 622 8251

LFortuna@finprofiles.com